UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 20, 2011

Date of Earliest Event Reported: May 19, 2011

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the Company’s stockholders voted on (1) the election of two Class I directors nominated by the Board of Directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified, (2) an advisory vote on executive compensation, (3) an advisory vote on whether executive compensation should be submitted to stockholders for approval every one, two or three years, (4) the ratification of the selection of McGladrey & Pullen, LLP, an independent registered public accounting firm as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The table below sets forth the number of votes cast for and against (or, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the number of votes cast for one year, two years and three years), and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.

PROPOSAL 1

Election of Directors to serve until the 2014 Annual Meeting of Stockholders

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Ross Chapin	24,876,250	634,514	3,112,709

Gates Hawn	25,190,684	320,080	3,112,709

PROPOSAL 2

Advisory Vote on Executive Compensation

SHARES

For:	22,572,558

Against:	1,718,949

Abstain:	1,219,257

Broker Non-Votes:	3,112,709

PROPOSAL 3

Advisory Vote on whether Executive Compensation should be submitted to stockholders for approval every one, two or three years.

SHARES

Every 1 Year:	5,944,689

Every 2 Years:	171,839

Every 3 Years:	18,969,136

Abstain:	425,100

Broker Non-Votes:	3,112,709

PROPOSAL 4

The ratification of the selection of McGladrey & Pullen, LLP as independent auditors for the term ending December 31, 2011.

SHARES

For:	28,408,496

Against:	214,201

Abstain:	776

After taking into account the results of the stockholder advisory vote on the frequency of say-on-pay conducted at the 2011 Annual Meeting, the Board of Directors decided that it shall be the Company’s policy to submit the compensation of its named executive officers to shareholders for a non-binding advisory vote every 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.
Dated: May 20, 2011

	By:	/s/ Shelly O’Brien
Shelly O’Brien
General Counsel and Corporate Secretary

4